Exhibit 10.11

[Execution]

AMENDMENT NO. 3 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated June 1, 2012 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Global Brass and Copper, Inc., a Delaware corporation (“Global Brass”), Chase Brass and Copper Company, LLC, a Delaware limited liability company (“CB&C”), GBC Metals, LLC (formerly known as Global Metals, LLC), a Delaware limited liability company (“GBC Metals”), Chase Brass, LLC, a Delaware limited liability company (“Chase Brass”) and A.J. Oster, LLC, a Delaware limited liability company (“AJ Oster”, and together with Global Brass, CB&C, GBC Metals and Chase Brass, each a “Borrower” and collectively “Borrowers”), Global Brass and Copper Holdings, Inc., a Delaware corporation (“Parent”), Bryan Metals, LLC, a Delaware limited liability company (“Bryan”), Olin Fabricated Metal Products, LLC, a Delaware limited liability company (“Metal”), Chase Industries, LLC, a Delaware limited liability company (“Chase”), A.J. Oster Foils, LLC, a Delaware limited liability company (“Foils”), A.J. Oster Caribe, LLC, a Delaware limited liability company (“Caribe”) and A.J. Oster West, LLC, a Delaware limited liability company (“West”, and together with Parent, Bryan, Metal, Chase, Foils and Caribe, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 18, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver, dated May 13, 2011 and Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated October 26, 2011 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such requests on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated June 1, 2012, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 3 Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 26 of Amendment No. 3 shall have been satisfied or waived in accordance with the terms of Amendment No. 3.

(iii) “Issue Date Dividends” shall mean the cash dividends being paid by Parent to its shareholders on the Amendment No. 3 Effective Date from Loan proceeds and the proceeds of the issuance of the Senior Secured Notes in the aggregate amount of $160,000,000.

(iv) “Payment Conditions” shall mean, as of the date of the applicable payment or other transaction, and after giving effect thereto, (a) no Default or Event of Default shall exist or have occurred and be continuing, (b) Excess Availability shall be not less than twenty-five (25%) percent of the Maximum Credit and (c) on a pro forma basis, after giving effect to the applicable payment or other transaction, the Fixed Charge Coverage Ratio for Parent and its Subsidiaries (on a consolidated basis) for the immediately preceding twelve (12) consecutive calendar month period ending on the last day of the calendar month prior to the date of any such applicable payment (or other transaction, as the case may be) for which Agent has received financial statements shall be equal to or greater than 1.10 to 1.00.

(v) “Qualified Debt Agent” shall mean the entity acting in the capacity as agent or trustee, as applicable, with respect to a Qualified Debt Offering and any successor or replacement agent or trustee, as applicable, and their respective successors and assigns.

(vi) “Qualified Debt Intercreditor Agreement” shall mean, in form and substance reasonably satisfactory to Agent and Required Lenders, the intercreditor agreement, if any, entered into on the date that Borrowers and Guarantors incur the Indebtedness permitted to be incurred pursuant to Section 9.9(s) hereof, by and between Agent, the Senior Secured Note Trustee, if applicable, and each set of holders of such debt, as applicable (or their agent or trustee, as applicable), as acknowledged and agreed to by Borrowers and Guarantors, pursuant to which the holders of such debt (or their agent or trustee, as applicable) shall subject their Liens on all such collateral securing the Borrowers’ and Guarantors’ obligations to them to the terms thereof, as the same be amended, modified, supplemented, extended, renewed, restated or replaced.

(vii) “Qualified Debt Offering” shall mean, at the option of the Borrowers, in each case, pursuant to and in accordance with the terms of Section 9.9(s) hereof, either (a) secured or unsecured term loans made to the Borrowers or Guarantors after the date of Amendment No. 3 or (b) secured or unsecured notes issued by any Borrower or Guarantor after the date of Amendment No. 3.

(viii) “Senior Secured Note Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent under the Senior Secured Note Documents, and any successor or replacement collateral agent, and their respective successors and assigns.

(ix) “Senior Secured Note Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced): (a) Senior Secured Note Indenture, (b) the Senior Secured Notes and (c) all agreements, documents and instruments, executed and/or delivered in connection therewith.

(x) “Senior Secured Note Indenture” shall mean the Indenture, dated June 1, 2012, by and among Global Brass, as issuer, Parent, certain of its subsidiaries and the Senior Secured Note Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(xi) “Senior Secured Note Intercreditor Agreement” shall mean the Intercreditor Agreement, dated June 1, 2012, between the Senior Secured Note Trustee and Agent and any other holder of indebtedness described therein or party thereto from time to time, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

(xii) “Senior Secured Note Priority Collateral” shall have the same meaning set forth in the Senior Secured Note Intercreditor Agreement for the term “Notes Priority Collateral”.

(xiii) “Senior Secured Note Trustee” shall mean Wells Fargo Bank, National Association, in its capacity as trustee under the Senior Secured Note Indenture, and any successor or replacement trustee, and their respective successors and assigns.

(xiv) “Senior Secured Notes” shall mean, collectively, the 9.50% Senior Secured Notes due 2019 issued by Global Brass in the original principal amount not to exceed $375,000,000 pursuant to the Senior Secured Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Amendments to Definitions.

(i) Applicable Margin. The definition of “Applicable Margin” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “Applicable Margin” shall mean, at any time during any calendar quarter, as to the interest rate for Base Rate Loans and the interest rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding calendar quarter is at or within the amounts indicated for such percentage as of the last day of the immediately preceding calendar quarter:

Tier	Quarterly Average Excess Availability	Applicable Eurodollar Rate Margin	Applicable Prime Rate Margin

1	Greater than $100,000,000	2.00%	1.00%

2	Greater than or equal to $50,000,000 but less than or equal to $100,000,000	2.25%	1.25%

3	Less than $50,000,000	2.50%	1.50%

provided, that, (i) the Applicable Margin shall be calculated and established once each calendar quarter (commencing with the calendar quarter beginning January 1, 2013) and shall remain in effect until adjusted thereafter after the end of such calendar quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a calendar quarter based on the Quarterly Average Excess Availability for the immediately preceding calendar quarter, and (iii) notwithstanding anything to the contrary contained herein, the Applicable Margin for Revolving Loans through the calendar quarter ending December 31, 2012 shall be the amount for Tier 2 set forth above. In the event that at any time after the end of a calendar quarter the Quarterly Average Excess Availability for such calendar quarter used for the determination of the Applicable Margin was less than the actual amount of the Quarterly Average Excess Availability for such calendar quarter, the Applicable Margin for such prior calendar quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any additional interest for the applicable period as a result of such recalculation shall be promptly paid to Agent. The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”

(ii) Bank Products. The definition of “Bank Products” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “Bank Products” shall mean any one or more of the following types or services or facilities provided to a Borrower by Agent or a Bank Product Provider: cash management or related services, including (a) the automated clearinghouse transfer of funds for the account of a Borrower pursuant to agreement or overdraft for any accounts of Borrowers maintained at Agent or any Bank Product Provider that are subject to the control of Agent pursuant to any Deposit Account Control Agreement to which Agent, such Affiliate of Agent, Lender or Affiliate of Lender is a party, as applicable, and (b) controlled disbursement services, (c) credit cards, debit cards or stored value cards or the processing of credit card, debit card or stored value card sales or receipts, (d) purchase cards (including so-called “procurement cards” or “P-cards”) and (e) Hedge Agreements if and to the extent permitted hereunder. Any of the foregoing shall only be included in the definition of the term “Bank Products” to the extent that the Bank Product Provider has been approved by Agent.”

(iii) Capital Expenditures. The definition of “Capital Expenditures” set forth in the Loan Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with the following:

“(i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with asset sale or insurance or condemnation proceeds (received from the sale, condemnation, casualty or loss of fixed assets, capital assets or equipment) invested pursuant to the terms of the Senior Secured Note Indenture,”

(iv) EBITDA. The definition of “EBITDA” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “EBITDA” shall mean, for any period, an amount determined for Parent and its Subsidiaries on a consolidated basis equal to (a) Consolidated Net Income, plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for (i) consolidated interest expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) non-recurring charges incurred in such period in connection with severance costs and restructuring and integration charges in an aggregate amount not to exceed $8,500,000 in any twelve (12) month period ending on or prior to June 30, 2011, and $2,000,000 in any twelve (12) month period thereafter, (vi) costs, fees and expenses incurred in connection with (A) the Transactions, (B) Amendment No. 4 (as defined in the Existing Agreement) and Amendment No. 5 (as defined in the Existing Term Loan Agreement) in an aggregate amount pursuant to this clause (B) not to exceed $ 1,200,000 during the term of this Agreement, (C) Amendment No. 2 and Amendment No. 2 to Credit and Guaranty Agreement (as defined in Amendment No. 2) and (D) Amendment No. 3, (vii) costs, fees and expenses (in each case other than payable to an Affiliate of Parent or any of its Subsidiaries) incurred in such period in connection with Permitted Acquisitions and Permitted Dispositions, (viii) other non-recurring charges incurred in such period in connection with legal and advisory costs in an aggregate amount not to exceed $3,000,000 in any twelve (12) month period ending on or prior to August 31, 2011, and $500,000 in any twelve (12) month period thereafter, (ix) any Sponsor Management Fees incurred in such period in an aggregate amount not to exceed $1,000,000 during any twelve-month period, (x) the pro forma costs savings projected by Administrative Borrower in good faith in connection with the permanent reductions in workforce that were completed in May 2010 and incurred during the twelve-month period ended (A) December 31, 2010 in an aggregate amount not to exceed $2,500,000 and (B) March 31, 2011 in an aggregate amount not to exceed $1,000,000, (xi) prepayment premiums, fees, penalties, yield maintenance charges and similar costs incurred in such period in connection with the repayment or prepayment of any Indebtedness, (xii) costs, charges and expenses attributable to the disposition of inventory in an aggregate amount not to exceed $2,000,000 during any twelve-month period, (xiii) non-recurring “unrealized losses” (as defined in the definition of “Net Mark-to-Market Exposure”) arising from Hedge Agreements, Specified Hedge Agreements and other Swap Agreements of the Borrowers and its Subsidiaries permitted under this Agreement and non-cash charges due to the application of FASB ASC 815-10 regarding hedging activity, (xiv) losses associated with the settlement of hedging activity of Parent and its Subsidiaries that was required by the Existing Term Loan Agreement and the Existing Agreement in connection with the Transactions, (xv) non-cash charges reducing Consolidated Net Income consisting of lower-of-cost-or-market charges not to exceed $15,000,000 in the aggregate during any twelve-month period, (xvi) non-cash charges attributable to the disposition of inventory accounted for on a LIFO basis, (xvii) non-cash charges reducing Consolidated Net Income, including any non-cash “asset impairment” charges, non-cash foreign currency exchange losses, non-cash impact attributable to the application of purchase accounting in accordance with GAAP (such as, without limitation, the mark up of inventory to fair value) in connection with any Permitted Acquisition, the non-cash cumulative effect resulting from a change in accounting principles, and non-cash expenses deducted as a result of any grant of Equity Interests to employees, officers or directors (but excluding any such non cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period) not to exceed $6,000,000 in the aggregate with respect to all of the foregoing under this clause (xvii) during any twelve- month period, (xviii) expenses or charges incurred in connection with the recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premium and prepayment penalties), in each case, whether or not successful, not to exceed $3,000,000 in the aggregate for all of the foregoing under this clause (xviii) during any twelve-month period, (xix) directors’ fees in an aggregate amount not to exceed $150,000 during any twelve-month period, (xx) any non-recurring amendment and waiver, compensation study, staff and director recruiting, independent director, tax gross up costs for termination of loans to executive officers, and other customary accounting, legal, tax, administrative and advisory fees, costs and expenses (but excluding any underwriter fees, costs or expenses) incurred by Parent, KPS or any other Guarantor during such period in connection with any registration of securities of Parent in connection with a Qualified IPO, whether or not such Qualified IPO is consummated, or in connection with any other equity offering of Parent following a Qualified IPO (a “Post-IPO Offering”), whether or not such Post-IPO Offering is consummated, including the amount of any Sponsor Management Agreement Termination Fees paid pursuant to Amendment No. 2, (collectively, the “Offering Expenses”) in an aggregate amount not to exceed $10,000,000, (xxi) any recurring operating expenses of Parent, KPS or any other Guarantor attributable to the operations of Parent as a public company following a Qualified IPO in an aggregate amount not to exceed $3,000,000 during any fiscal year, (xxii) costs, fees and expenses incurred in connection with (A) the termination of the Term Loan Documents and (B) the consummation of the Indebtedness evidenced by the Senior Secured Notes, in the aggregate amount for clauses (A) and (B) not to exceed $25,000,000 and (xxiii) reasonable and documented out-of-pocket costs, fees and expenses (in each case other than payable to an Affiliate of Parent or any of its Subsidiaries) incurred in such period in connection with any Equity Issuance (as such term is defined in Section 2.5(c) hereof) and paid from the proceeds of such Equity Issuance, minus (b) the sum, without duplication, of amounts for (i) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period), (ii) gains associated with the settlement of hedging activity of Parent and its Subsidiaries that was required by the Existing Agreement prior to the consummation of the Transactions, (iii) non-recurring “unrealized profits” (as defined in the definition of “Net Mark-to-Market Exposure”) arising from Hedge Agreements, Specified Hedge Agreements and other Swap Agreements of the Borrowers and its Subsidiaries permitted under this Agreement and (iv) non-recurring gains associated with the settlement of hedging activity of Parent and its Subsidiaries that was required by the Existing Term Loan Agreement and the Existing Agreement in connection with the Transactions. Notwithstanding the foregoing, EBITDA with respect to each period listed on Schedule 1.43 hereto shall be deemed to be equal to the amount specified on such schedule with respect to such period.”

(v) Excess Availability. The definition of “Excess Availability” set forth in the Loan Agreement is hereby amending by adding the following at the end thereof immediately before the period:

“, plus (c) Qualified Cash only in the event that Excess Availability (without giving effect to Qualified Cash) as of such date is greater than $50,000,000”.

(vi) Excluded Account. The definition of “Excluded Account” set forth in the Loan Agreement is hereby amended by deleting clause (b)(iii) thereof in its entirety and replacing it with the following:

“(iii) to receive proceeds of Senior Secured Note Priority Collateral pursuant to and in accordance with the Senior Secured Note Indenture as in effect on the date of Amendment No. 3 or as permitted to be amended hereunder and under the Senior Secured Note Intercreditor Agreement,”

(vii) Financing Agreements. The Senior Secured Note Intercreditor Agreement and the Qualified Debt Intercreditor Agreement (if any) shall be considered a “Financing Agreement” for all purposes of the Loan Agreement and the other Financing Agreements.

(viii) Fixed Charge Coverage Ratio. The definition of “Fixed Charge Coverage Ratio” set forth in the Loan Agreement is hereby amended by deleting the reference to “(other than Closing Date Dividends)” contained in clause (a)(ii) thereof and replacing it with the following: “(other than Closing Date Dividends and Issue Date Dividends)”.

(ix) Intercompany Note. The definition of “Intercompany Note” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “Intercompany Note” shall mean a promissory note, in form and substance reasonably satisfactory to Agent, evidencing Indebtedness owed among Holdings, Borrowers and their Subsidiaries permitted hereunder.”

(x) Inventory Loan Limit. The definition of “Inventory Loan Limit” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “Inventory Loan Limit” shall mean the amount of $150,000,000 as such amount may be increased in accordance with Section 2.7 hereof.”

(xi) Maximum Credit. The definition of “Maximum Credit” set forth in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ “Maximum Credit” shall mean the amount of $200,000,000 as such amount may be increased in accordance with Section 2.7 hereof.”

(xii) Permitted Acquisition. The definition of “Permitted Acquisitions” set forth in the Loan Agreement is hereby amended by (a) deleting clause (1) thereof in its entirety and replacing it with “Intentionally deleted,” and (b) deleting clause (c) thereof in its entirety and replacing it with the following:

“(c) as of the date of any such acquisition or any payment in respect thereof and after giving effect to any such acquisition or such payment, the Payment Conditions shall be satisfied,”

(xiii) Permitted Disposition. Clause (r) of the definition of “Permitted Disposition” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(r) Asset Sales by Parent and its Subsidiaries, the proceeds of which (valued at the principal amount thereof in the case of non cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non cash proceeds) are less than $100,000,000 in the aggregate for all Asset Sales during the term of this Agreement; provided, that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Administrative Borrower (or similar governing body)), (B) no less than 75% thereof shall be paid in cash or Cash Equivalents and (C) no such Asset Sales shall consist of a material portion of the assets at any of the facility locations of Borrowers at East Alton, Illinois, Cuba, Missouri and Montpelier, Ohio.”

(xiv) Permitted Investments. The definition of “Permitted Investments” set forth in the Loan Agreement is hereby amended by (A) deleting the reference to “and” at the end of clause (t) thereof, (B) deleting the period at the end of clause (u) thereof and replacing it with and” and (C) adding the following new clause (v) at the end thereof:

“(v) other Investments so long as, after giving effect to the making of any such Investment, the Payments Conditions have been satisfied.”

(xv) Reserves. The definition of “Reserves” set forth in the Loan Agreement is hereby amended by deleting a section of the first sentence thereof, which section starts with the words “Reserves shall” and ends with the words “provided for herein:” and replacing it with the following:

“Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith, in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it, reducing the amount of Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein:”.

(xvi) Revolving Loan Priority Collateral. The definition of “Revolving Loan Priority Collateral” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“ “Revolving Loan Priority Collateral” shall have the same meaning set forth in the Senior Secured Note Intercreditor Agreement for the term “ABL Priority Collateral.”

(xvii) Trigger Event. The definition of “Trigger Event” set forth in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“ “Trigger Event” shall mean, at any time, either (a) an Event of Default shall exist or have occurred and be continuing or (b) average Excess Availability for any period of five (5) consecutive days shall be less than twenty (20%) percent of the Maximum Credit or $40,000,000 as of any date of the calculation thereof by Agent.”

(c) Interpretation.

(i) In each instance where the context reasonably requires it, (A) each reference in the Loan Agreement to “Term Loan Facility Intercreditor Agreement” shall be deemed to refer to “Senior Secured Note Intercreditor Agreement”, (B) each reference in the Loan Agreement to “Term Loan Priority Collateral” shall be deemed to refer to “Senior Secured Note Priority Collateral”, (C) each reference in the Loan Agreement to “Term Loan Facility Collateral Agent”, “Term Loan Facility Agent” or “Term Loan Agent” shall be deemed to refer to “Senior Secured Note Trustee” or “Senior Secured Note Collateral Agent”, as applicable, (D) each reference in the Loan Agreement to “Term Loan Agreement” shall be deemed to refer to “Senior Secured Note Indenture”, (E) each reference in the Loan Agreement to “Term Loan Documents” shall be deemed to refer to “Senior Secured Note Documents” and (F) each reference in the Loan Agreement to “Term Loan Lenders” shall be deemed to refer to “holders of the Indebtedness arising under the Senior Secured Note Documents”.

(ii) For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 3.

2. Schedule of Commitments. Schedule 1.32 to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule 1.32 attached to this Amendment No. 3.

3. Increase in Maximum Credit. Section 2.7(a)(i) is hereby amended by deleting the reference to “$200,000,000” contained therein and replacing it with “$250,000,000”.

4. Maximum Interest. Section 3.11 of the Loan Agreement is hereby amended by deleting the reference to “Loan Documents” contained in the first sentence thereof and replacing it with “Financing Agreements”.

5. Unused Line Fee. Section 3.13 (a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Borrowers shall pay to Agent, for the account of Lenders, quarterly an unused line fee at a rate equal to five hundred one-thousandths (0.50%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding calendar quarter (or part thereof) for so long as any of the Obligations are outstanding, which rate shall be adjusted effective January 1, 2013 and thereafter on the first day of each calendar quarter to an amount equal to (i) five hundred one-thousandths (0.50%) percent per annum if the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding calendar quarter (or applicable part thereof) was less than fifty (50%) percent of the Maximum Credit or (ii) three hundred seventy-five one-thousandths (0.375%) percent per annum if the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding calendar quarter (or applicable part thereof) was equal to or greater than fifty (50%) percent of the Maximum Credit. Such fee shall be payable on the first day of each calendar quarter in arrears and calculated based on a three hundred sixty (360) day year and actual days elapsed.”

6. Collection of Accounts. Section 6.3(a) of the Loan Agreement is hereby amended by deleting the fourth sentence therein and replacing it with the following:

“Agent shall, at the request of Administrative Borrower, rescind such instruction at any time that (i) no Event of Default shall exist or have occurred and be continuing and (ii) average Excess Availability shall be greater than twenty (20%) percent of the Maximum Credit or $40,000,000 as of any date of the calculation thereof by Agent, in the case of both clauses (i) and (ii) for a period of not less than forty-five (45) consecutive days (whereupon the Trigger Event shall be deemed to have ceased to be continuing); provided, that, a Trigger Event shall not be terminated following the third (3rd) such termination during the term of this Agreement.”

7. Use of Proceeds. Section 6.7 of the Loan Agreement is hereby amended by adding the following at the end of the second sentence thereof, immediately after the word “Dividends”: “; provided, that, proceeds of the Loans may be used to fund the Issue Date Dividends”.

8. Collateral Reporting. Section 7.1(a)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(i) as soon as possible after the end of each calendar month (but in any event within ten (10) Business Days after the end thereof) but if an Event of Default exists or has occurred or Excess Availability is less than seventeen and one-half (17.5%) percent of the Maximum Credit or Excess Availability (calculated without regard to the Maximum Credit or the Inventory Loan Limit) is less than $75,000,000, then as soon as possible after the end of each calendar week (but in any event within two (2) Business Days after the end thereof), a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding period, duly completed and executed by the chief financial officer, vice president of finance, treasurer or controller of Administrative Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed, it being agreed that if borrowing base reporting under this Section 7.1(a)(i) shall have reverted from monthly to weekly, the frequency of such reporting shall in no event qualify hereunder for reinstatement as monthly reporting subject to the conditions set forth above until the passage of an additional sixty (60) days thereafter;”

9. Inventory Covenants; Appraisals. Section 7.3(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) upon Agent’s request, Borrowers shall, at their expense, (i) no more than one (1) time in any period of twelve (12) consecutive calendar months, if Excess Availability at all times during such twelve (12) month period is greater than or equal to $100,000,000, (ii) no more than two (2) times in any period of twelve (12) consecutive calendar months, if Excess Availability at any time during such twelve (12) month period is less than $100,000,000 but greater than an amount equal to fifteen (15%) percent of the Maximum Credit and (iii) at any time or times as Administrative Agent may request if (A) Excess Availability at any time is less than an amount equal to fifteen (15%) percent of the Maximum Credit or (B) an Event of Default has occurred and is continuing or at Administrative Agent’s own expense, in each case, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely;”

10. Access to Premises. Section 7.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.8 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after reasonable prior notice to Administrative Borrower, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records, and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral. Notwithstanding anything to the contrary herein, Agent (i) shall not conduct more than one (1) field examination with respect to the Collateral in any period of twelve (12) consecutive calendar months, if Excess Availability at all times during such twelve (12) month period is greater than or equal to $100,000,000, (ii) shall not conduct more than two (2) field examinations with respect to the Collateral in any period of twelve (12) consecutive calendar months, if Excess Availability at any time during such twelve (12) month period is less than $100,000,000 but greater than or equal to an amount equal to fifteen (15%) percent of the Maximum Credit, and (iii) Agent shall be entitled to conduct such field examinations as it may require at any time after either (A) Excess Availability at any time is less than an amount equal to fifteen (15%) percent of the Maximum Credit or (B) an Event of Default has occurred and is continuing.”

11. Labor Disputes. Section 8.13(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(b) no strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor which could reasonably be expected to cause, or has caused, a Material Adverse Effect.”

12. Restrictions on Subsidiaries. Section 8.14 of the Loan Agreement is hereby amended by adding “(or, with respect to the Senior Secured Note Indenture, as in effect on the date of Amendment No. 3)” immediately after the reference to “as in effect on the date hereof”.

13. Financial Statements and Other Information.

(a) Section 9.6(a)(ii) of the Loan Agreement is hereby amended by deleting the reference to “as soon as available, and in any event, within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year of Parent and its Subsidiaries” and replacing it with “as soon as available, and in any event, within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year of Parent and its Subsidiaries (other than the end of any Fiscal Year)”.

(b) Section 9.6(a)(v) of the Loan Agreement is hereby deleted in its entirety and the replaced with the following:

“(v) Following a Qualified IPO, notwithstanding anything to the contrary in Sections 9.6(a), Parent shall be deemed to have complied with the terms of Section 9.6.(a)(ii) and Section 9.6(a)(iii), as applicable, solely with respect to the financial statements required to be delivered pursuant thereto (but not with respect to any other documents, reports and/or certificates required to be delivered together with such financial statements pursuant to Section 9.6(a), which documents, reports and/or certificates shall continue to be required to be delivered in accordance with Section 9.6(a)) if Parent delivers to the Agent and the Lenders, in each case, within the respective time periods required under Section 9.6(a)(ii) and Section 9.6(a)(iii), respectively, either (A) the financial statements (and related items) specifically required to be delivered thereunder or (B) (1) in respect of the first three Fiscal Quarters of any Fiscal Year, its quarterly report on Form 10-Q for the applicable Fiscal Quarter and (2) in respect of each Fiscal Year, its annual report on Form 10-K for the applicable Fiscal Year, respectively, that it has filed with the Securities and Exchange Commission.”

(c) Notwithstanding anything to the contrary set forth in Section 9.6 of the Loan Agreement or otherwise, (i) Agent and Lenders hereby agree that neither Parent, nor any of the Borrowers or Guarantors, shall be required to deliver to Agent, together with any delivery to Agent of monthly financial statements and related items as required under Section 9.6(a)(i) of the

Loan Agreement, any management discussion of the results of such monthly financial statements and (ii) Parent hereby agrees to deliver to Agent, together with the delivery to Agent of quarterly and annual financial statements and related items as required under Sections 9.6(a)(ii) and (iii) of the Loan Agreement, respectively, a management discussion of the results of such quarterly and annual financial statements.

(d) Section 9.6(c)(i) of the Loan Agreement is hereby amended by deleting the reference to “$500,000” therein and replacing it with “$2,500,000”.

14. Encumbrances. Section 9.8 of the Loan Agreement is hereby amended by (a) deleting the reference to “and” at the end of clause (u) thereof, (b) deleting the period at the end of clause (v) thereof and replacing it with a semicolon and (c) adding the following new clauses (w) and (x) at the end thereof:

“(w) liens and security interests of the Senior Secured Note Trustee on the Collateral to secure the Indebtedness of Borrowers and Guarantors under the Senior Secured Note Documents permitted under Section 9.9(r) hereof; provided, that, such liens and security interests as to all Collateral other than the Senior Secured Note Priority Collateral shall at all times be subject and subordinate to the liens and security interests of Agent therein and otherwise shall at all times be subject to the terms of the Senior Secured Note Intercreditor Agreement; and

(x) the security interests and liens in favor of the Qualified Debt Agent in and on the assets and properties of Borrowers and Guarantors to secure the Indebtedness to the extent permitted under Section 9.9(s) hereof; provided, that, such security interests and liens in all or any portion of the Revolving Loan Priority Collateral in favor of the Qualified Debt Agent are junior and subordinate to the security interests and liens on such Revolving Loan Priority Collateral granted by Borrowers and Guarantors in favor of Agent, and such liens and security interests of the Qualified Debt Agent in the Collateral are subject to the terms of the Qualified Debt Intercreditor Agreement or the Senior Secured Note Intercreditor Agreement, as the case may be.”

15. Indebtedness.

(a) Section 9.9 of the Loan Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

“(b) purchase money Indebtedness (including Capital Leases) to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property, or assumed purchase money Indebtedness in connection with a Permitted Acquisition and Permitted Refinancing Indebtedness in respect thereof; provided, that, (i) unless, as of the time such Indebtedness is incurred and after giving effect thereto, the Payment Conditions have been satisfied, the total of all such Indebtedness (other than such

Indebtedness arising from Capital Leases) for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000, (ii) such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and (iii) the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;”

(b) Section 9.9 of the Loan Agreement is hereby amended by (a) deleting the reference to “and” at the end of clause (p) thereof, (b) deleting the period at the end of clause (q) thereof and replacing it with a semicolon and (c) adding the following new clauses (r), (s) and (t) at the end thereof:

“(r) the Indebtedness of Borrowers and Guarantors evidenced by or arising under the Senior Secured Note Documents (as each are in effect on the date hereof or permitted to be amended hereunder); provided, that, each of the following conditions is satisfied;

(i) the aggregate principal amount of all such Indebtedness at any time shall not exceed $375,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon at the rate provided for in the Senior Secured Note Documents as in effect on the date of Amendment No. 3,

(ii) Agent and each Lender shall have received true, correct and complete copies of all of the material Senior Secured Note Documents or other material agreements, documents, and instruments evidencing or otherwise related to such Indebtedness, each as executed and delivered by the parties thereto,

(iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments of principal or interest or reimburse any expenses in respect of such Indebtedness; except, that, Borrowers and Guarantors may (a) make regularly scheduled payments of principal and interest, (b) reimburse expenses in respect thereof, and (c) make mandatory prepayments; in each case, under clauses (a) , (b) and (c), in cash, when due in accordance with the terms of the Senior Secured Note Documents (as in effect on the date hereof or as amended as permitted hereunder),

(iv) Notwithstanding the foregoing, Borrowers and Guarantors (i) may make voluntary prepayments or redemptions in respect of such Indebtedness; provided, that, as of the date of such voluntary prepayment or redemption and after giving effect thereto, the Payment Conditions shall be satisfied, or (ii) may refinance such Indebtedness with Permitted Refinancing Indebtedness pursuant to Section 9.9(t) hereof,

(v) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any material terms of such Indebtedness or any of the Senior Secured Note Documents unless otherwise not prohibited under the Senior Secured Note Intercreditor Agreement,

(vi) Borrowers and Guarantors shall furnish to Agent all demands or material notices in connection with such Indebtedness either received by any Borrower or Guarantor or on its or their behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its or their behalf concurrently with the sending thereof, as the case may be; and

(vii) the security interests and liens and other terms thereof shall be subject to the Senior Secured Note Intercreditor Agreement to the extent provided for therein;

(s) Indebtedness arising after the date of Amendment No. 3 to the Qualified Debt Agent or other holders thereof (but not to any other Borrower or Guarantor or other Subsidiary of Parent) pursuant to the Qualified Debt Offering, provided, that, each of the following conditions is satisfied:

(i) as of the date of incurring such Indebtedness, and after giving effect thereto, the Payment Conditions have been satisfied,

(ii) Agent shall have received not less than fifteen (15) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto,

(iii) such Indebtedness shall have a maturity date no earlier than six (6) months after the Maturity Date and shall not include terms and conditions with respect to any Borrower or Guarantor which are more burdensome or restrictive in any material respect than those contained in this Agreement, taken as a whole, except with respect to financial covenants, provided, that, in the event such more burdensome or restrictive financial covenants are included in the terms and conditions of such Indebtedness, Borrowers shall have delivered to Agent reasonably detailed projections for Parent and its Subsidiaries through such maturity date giving pro forma effect to the incurrence of such Indebtedness, based on assumptions that are reasonable at the time made (and which the Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions), and demonstrating pro forma compliance with such financial covenants, in each case prepared in good faith and in a manner and using such methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 9.6 hereof,

(iv) the Indebtedness incurred pursuant to this Section 9.9(s) may be secured by a lien on the Revolving Loan Priority Collateral that is junior to Agent’s lien on such Revolving Loan Priority Collateral and by a lien on the Senior Secured Note Priority Collateral that is senior, pari passu or junior to Agent’s lien on such Senior Secured Note Priority Collateral, provided, that, the security interests and liens and other terms thereof shall be subject to (and Agent and Lenders shall have received) the Qualified Debt Intercreditor Agreement or the Senior Secured Note Intercreditor Agreement, as the case may be, as set forth in Section 9.8(x) hereof,

(v) Agent shall have received true, correct and complete copies of all agreements, documents or instruments evidencing or otherwise related to such Indebtedness, in each case in form and substance reasonably satisfactory to Agent,

(vi) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such Indebtedness, except that (A) Borrowers may make, as applicable, in respect of such Indebtedness (1) regularly scheduled payments of principal and interest; provided, that, in no event shall the aggregate amount of regularly scheduled payments of principal paid or to be paid in respect of such Indebtedness during any calendar year exceed an amount equal to five (5%) percent of the original principal amount of such Indebtedness, (2) mandatory prepayments and redemptions for such Indebtedness, in each case, to the extent reasonable and customary and (3) payments for the reimbursement of reasonable and documented out-of-pocket costs and expenses in respect thereof, (B) Borrowers may make voluntary payments or redemptions, as applicable, so long as, as of the date of any such payment or redemption and after giving effect thereto, the Payment Conditions have been satisfied and (C) Borrowers may refinance such Indebtedness with Permitted Refinancing Indebtedness pursuant to Section 9.9(t),

(vii) at any time after the occurrence and during the continuance of a Trigger Event, except as Agent may otherwise agree in writing, such proceeds shall be paid to Agent for application to the Obligations in accordance with the terms hereof,

(viii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except as shall not be prohibited by the terms of the Qualified Debt Intercreditor Agreement (or Senior Secured Note Intercreditor Agreement, as the case may be), or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except pursuant to payments permitted in clause (s)(vi) above or in connection with any refinancing of such Indebtedness pursuant to Section 9.9(t) hereof), and

(ix) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be; and

(t) Permitted Refinancing Indebtedness of Indebtedness permitted under Sections 9.9 (r) and (s) hereof.”

16. Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby amended by (a) deleting the reference to “and” at the end of clause (g) thereof, (b) deleting clause (h)(i) in its entirety and replacing it with “[intentionally deleted],” and deleting the period at the end of clause (h) thereof and replacing it with a semicolon and (c) adding the following new clauses (i) and (j) at the end thereof:

“(i) Parent and its Subsidiaries may make additional Restricted Junior Payments; provided, that, after giving pro forma effect to such Restricted Payment, the Payment Conditions shall be satisfied; and

(j) Notwithstanding anything to the contrary herein, Parent and its Subsidiaries may make additional Restricted Junior Payments with proceeds from the issuance of the Senior Secured Notes and proceeds of any Loans, in each case, to the extent such proceeds are used to fund the Issue Date Dividends.”

17. Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby amended by deleting clause (b)(vi) therein in its entirety and replacing it with the following:

“(vi) payments to KPS and its Control Investment Affiliates to the extent expressly permitted hereunder;”

18. Limitation of Restrictions Affecting Subsidiaries. Section 9.16 of the Loan Agreement is hereby amended by deleting clause (iii) therein in its entirety and replacing it with the following:

“(iii) the Senior Secured Note Documents as in effect on the date of Amendment No. 3 and as they may be amended or otherwise modified in accordance with the Senior Secured Note Intercreditor Agreement,”

19. Fixed Charge Coverage Ratio. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“9.17 Fixed Charge Coverage Ratio. At any time that Excess Availability is less than ten (10%) percent of the Maximum Credit, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) determined as of the end of the most recently ended month for which Agent has received financial statements shall be not less than 1.1 to 1.0 for the period of the immediately preceding twelve (12) consecutive calendar months.”

20. Costs and Expenses; Field Examinations. Section 9.23(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day), it being agreed that Agent shall conduct not more than such number of field examinations as set forth in Section 7.8 hereof;”

21. Events of Default.

(a) Section 10.1 (d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) any judgment for the payment of money in excess of $ 10,000,000 in the aggregate or any material judgment other than for the payment of money (to the extent, in each case, not covered by insurance where the insurer has not disputed coverage for such judgment) is rendered against any Borrower or Guarantor and, in each case, shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any injunction, attachment, garnishment or execution (which injunction, attachment or garnishment shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed) is rendered against any Borrower or Guarantor or any of the Revolving Loan Priority Collateral having a value in excess of $5,000,000;”

(b) Section 10.1(k) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(k) an ERISA Event shall occur which results in or could reasonably be expected to have a Material Adverse Effect;”

22. Term of Agreement. Section 13.1(a) of the Loan Agreement is hereby amended by deleting the reference therein to “August 18, 2014 (the “Maturity Date”)” and replacing it with “June 1, 2017 (the “Maturity Date”)”.

23. Consent to Refinancing. Agent, Lenders and Issuing Bank hereby consent to the following:

(a) on the date hereof, the proceeds from the issuance of the Senior Secured Notes (the “Bond Proceeds”) will be used to repay and extinguish any and all obligations and other Indebtedness of the Borrowers, any of the Guarantors and any of their respective Subsidiaries arising under the Term Loan Documents (the “Refinancing”), and the Term Loan Documents will be terminated in connection therewith;

(b) in connection with the Refinancing, the Issue Date Dividends may be paid, all as described in the final offering materials prepared in connection with the issuance of the Senior Secured Notes, using Bond Proceeds and proceeds from any Loans;

(c) in connection with the Refinancing, the Agent and the Senior Secured Note Trustee will enter into the Senior Secured Note Intercreditor Agreement, in form and substance reasonably satisfactory to Agent (as determined by Agent), and the Term Loan Facility Intercreditor Agreement will terminate; and

(d) the entry by Agent and/or the Senior Secured Note Trustee and/or the Borrowers and/or the Guarantors and any of their respective subsidiaries into any and all other agreements or arrangements, in form and substance reasonably satisfactory to Agent (as determined by Agent), to effectuate any of the foregoing and other matters reasonably incidental thereto

24. Fees.

(a) In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to General Electric Capital Corporation, in its capacity as a Lender, or Agent, at its option, may (on behalf of General Electric Capital Corporation) charge the loan account of Borrowers maintained by Agent, (i) an amendment fee in the amount equal to three-quarters of one (.75%) percent of its aggregate Commitment outstanding as of the date hereof after giving effect to this Amendment No. 3 and (ii) a structuring fee in the amount equal to one-quarter of one (.25%) percent of its aggregate Commitment outstanding as of the date hereof after giving effect to this Amendment No. 3, in each case, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations

(b) In consideration of the amendments set forth herein, Borrowers shall on the date hereof, pay to Bank of America, N.A., in its capacity as a Lender, or Agent, at its option, may (on behalf of Bank of America, N.A.) charge the loan account of Borrowers maintained by Agent, (i) an amendment fee in the amount equal to three-quarters of one (.75%) percent of its aggregate Commitment outstanding as of the date hereof after giving effect to this Amendment No. 3 and (ii) a structuring fee in the amount equal to one-quarter of one (.25%) percent of its aggregate Commitment outstanding as of the date hereof after giving effect to this Amendment No. 3, in each case, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

25. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers after the date hereof:

(a) no Default or Event of Default, exists or has occurred and is continuing;

(b) this Amendment No. 3 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles;

(c) the execution, delivery and performance of this Amendment No. 3 (i) are all within each Borrower’s and Guarantor’s corporate and limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, certificate of formation, operating agreement or other organizational documentation, or any indenture, material agreement or material undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

26. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Guarantors and all Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, the Senior Secured Note Intercreditor Agreement, duly authorized, executed and delivered by the Senior Secured Note Trustee, Borrowers and Guarantors;

(c) Agent shall have received a true, correct and complete copies of the Senior Secured Note Documents, as duly executed and delivered by the parties thereto;

(d) Excess Availability on the date hereof shall be not less than $100,000,000 and Excess Availability as of the Amendment No. 3 Effective Date, after giving effect to the payment of costs, fees and expenses in connection with the termination of the Term Loan Documents and the consummation of the transactions contemplated by the Senior Secured Note

Documents to be consummated on the Amendment No. 3 Effective Date, the payment of the Issue Date Dividends and the payment of all fees payable to Lenders in connection with Amendment No. 3 on the Amendment No. 3 Effective Date, shall be not less than $100,000,000;

(e) Agent shall have received evidence, in form and substance satisfactory to Agent, that the Term Loan Documents have been terminated and all obligations and other Indebtedness of the Borrowers, any of the Guarantors and any of their respective Subsidiaries arising under the Term Loan Documents has been repaid and extinguished from proceeds of the issuance of the Senior Secured Notes;

(f) the applicable Lenders shall have received in immediately available funds, or Agent shall have charged the loan account of Borrowers maintained by Agent, the full amount of the fees referred to in Section 24 hereof; and

(g) no Default or Event of Default shall have occurred and be continuing.

27. Intercreditor Agreements.

(a) The Lenders acknowledge that the Senior Secured Notes shall be secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Agent under the Financing Agreements may be subject to the provisions of the Senior Secured Note Intercreditor Agreement. Each Lender is hereby deemed to irrevocably (a) consent to the subordination of Liens provided for under the Senior Secured Note Intercreditor Agreement and the other terms and conditions therein, (b) authorize and direct the Agent to execute and deliver the Senior Secured Note Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Senior Secured Note Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender, (c) agree that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Senior Secured Note Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Senior Secured Note Intercreditor Agreement, (d) agree that no Lender shall have any right of action whatsoever against the Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of the Senior Secured Note Intercreditor Agreement and (e) acknowledge that a copy of the Senior Secured Note Intercreditor Agreement has been delivered, or made available, to such Lender. Each Lender is hereby deemed to further irrevocably authorize and direct the Agent to enter into such amendments, supplements or other modifications to the Senior Secured Note Intercreditor Agreement as are approved by Agent and the Required Lenders; provided, that, Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Senior Secured Note Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of the Loan Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. The Agent shall have the benefit of the provisions of Section 12 of the Loan Agreement with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Senior Secured Note Intercreditor Agreement to the full extent thereof.

(b) The Lenders acknowledge that, in the event a Qualified Debt Offering is consummated, it shall be secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Agent under the Financing Agreements may be subject to the provisions of the Qualified Debt Intercreditor Agreement. At such time that the Qualified Debt Intercreditor Agreement is entered into, each Lender is hereby deemed to irrevocably (a) authorize and direct the Agent to execute and deliver the Qualified Debt Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Qualified Debt Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender, (b) agree that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Qualified Debt Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Qualified Debt Intercreditor Agreement, (c) agree that no Lender shall have any right of action whatsoever against the Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of the Qualified Debt Intercreditor Agreement and (d) acknowledge that a copy of the Qualified Debt Intercreditor Agreement has been delivered, or made available, to such Lender. At such time that the Qualified Debt Intercreditor Agreement is entered into, each Lender is hereby deemed to further irrevocably authorize and direct the Agent to enter into such amendments, supplements or other modifications to the Qualified Debt Intercreditor Agreement as are approved by Agent and the Required Lenders, provided, that, Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Qualified Debt Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of the Loan Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. The Agent shall have the benefit of the provisions of Section 12 of the Loan Agreement with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Qualified Debt Intercreditor Agreement to the full extent thereof.

28. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes, or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one agreement.

29. Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

30. Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

31. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

32. Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

33. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

34. Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, a Lender and as Issuing Bank

By:

Title:	Vice President

BORROWERS:

GLOBAL BRASS AND COPPER, INC.
CHASE BRASS AND COPPER COMPANY, LLC
GBC METALS, LLC (formerly known as Global Metals, LLC)
CHASE BRASS, LLC
A.J. OSTER, LLC

By:
Name:	Robert Micchelli
Title:	Chief Financial Officer

GUARANTORS:

GLOBAL BRASS AND COPPER HOLDINGS, INC.
BRYAN METALS, LLC
OLIN FABRICATED METAL PRODUCTS, LLC
CHASE INDUSTRIES, LLC
A.J. OSTER FOILS, LLC
A.J. OSTER CARIBE, LLC
A.J. OSTER WEST, LLC

By:
Name:	Robert Micchelli
Title:	Chief Financial Officer

Amendment No. 3 to Amended and Restated Loan and

Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, a Lender and as Issuing Bank

By:

Title:

BORROWERS:

GLOBAL BRASS AND COPPER, INC.
CHASE BRASS AND COPPER COMPANY, LLC
GBC METALS, LLC (formerly known as Global Metals, LLC)
CHASE BRASS, LLC
A.J. OSTER, LLC

By.
Name:	Robert Micchelli
Title:	Chief Financial Officer

GUARANTORS:

GLOBAL BRASS AND COPPER HOLDINGS, INC.
BRYAN METALS, LLC
OLIN FABRICATED METAL PRODUCTS, LLC
CHASE INDUSTRIES, LLC
A.J. OSTER FOILS, LLC
A.J. OSTER CARIBE, LLC
A.J. OSTER WEST, LLC

By:
Name:	Robert Micchelli
Title:	Chief Financial Officer

Amendment No. 3 to Amended and Restated Loan and

Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:

Title:	Duly Authorized Signatory

Amendment No. 3 to Amended and Restated Loan and

Security Agreement

BANK OF AMERICA, N.A., as a Lender

By:

Title:	SENIOR VICE PRESIDENT

Amendment No. 3 to Amended and Restated Loan and

Security Agreement

Schedule 1.32

to

Amended and Restated Loan and Security Agreement

Commitments

Lender	Commitment

Wells Fargo Bank, National Association	$80,000,000

General Electric Capital Corporation	$66,670,000

Bank of America, N.A.	$53,330,000

Total:	$200,000,000

Amendment No. 3 to Amended and Restated Loan and

Security Agreement